CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated June 25, 2013 on Dreyfus Institutional Cash Advantage Fund for the fiscal year ended April 30, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-86182 and 811-21075) of Dreyfus Institutional Cash Advantage Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

August 26, 2013